UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
April 9, 2008

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2008, the Compensation Committee (the "Compensation Committee") of the Board of Directors (the "Board") of Rite Aid Corporation ("Rite Aid" or the "Company") approved the adoption of the 2009 Bonus Plan, a cash bonus plan for the Named Executive Officers, other corporate executive officers and key managers, and the Board of Directors, upon the recommendation of the Compensation Committee, approved the performance goals and target bonus percentages under the 2009 Bonus Plan. For fiscal year 2009, the Board of Directors approved a payout matrix for bonuses based on Rite Aid's attainment of Adjusted EBITDA (earnings, before interest, taxes, depreciation, amortization and certain other adjustments) and customer satisfaction targets. The Board established target bonus levels for each participant that are defined as a percentage of base pay. Bonuses equal to a multiple of a participant's target bonus will be paid based on Rite Aid's achievement of the 2009 targets. A separate bonus is payable for achievement of the customer satisfaction targets as well as the Adjusted EBITDA targets. 80% of the target bonus is payable upon satisfaction of the fiscal year 2009 Adjusted EBITDA targets and 20% of the target bonus is payable on satisfaction of the fiscal year 2009 customer satisfaction targets. Bonus payments under the 2009 Bonus Plan increase as performance levels increase between the minimum ($1,005 million) and the maximum ($1,105 million) Adjusted EBITDA targets and the minimum (71%) and the maximum (80%) of customer satisfaction targets. Upon satisfaction of the minimum Adjusted EBITDA target ($1,005 million), the participant will receive 50% of the Adjusted EBITDA bonus target and upon satisfaction of the maximum Adjusted EBITDA target ($1,105 million), the participant will receive 200% of the Adjusted EBITDA bonus target, with increases between the minimum and maximum targets. Upon satisfaction of the minimum customer satisfaction target, the participant will receive 50% of the customer service bonus target and upon satisfaction of the maximum customer satisfaction target, the participant will receive 200% of the customer service bonus target, with increases between the minimum and maximum targets.

On June 23, 2005, the Named Executive Officers and certain corporate executive officers were awarded rights to a performance cash award based upon reaching certain target levels of Adjusted EBITDA for the combined three fiscal years of 2006, 2007 and 2008.  On April 9, 2008, the Board of Directors of the Company determined that Rite Aid attained 94.8% of the combined Adjusted EBITDA targets for the three year period and based upon the Company’s performance for this period, cash performance awards were made on April 10, 2008 in the following amounts to four of the executive officers named in Rite Aid’s most recent proxy statement: Mary Sammons (President, Chief Executive Officer and Chairman) $204,715, James Mastrian (Special Advisor, Corporate Strategy) $91,440, Kevin Twomey (Executive Vice President and Chief Financial Officer) $27,550 and Jerry Mark deBruin (Executive Vice President, Pharmacy) $31,219. (The fifth executive officer named in Rite Aid’s most recent proxy statement, Mark Panzer, terminated his employment prior to vesting of this award.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 15, 2008

By:	/s/ Robert B. Sari
	Name:	Robert B. Sari
	Title:	Executive Vice President, General Counsel and Secretary